Exhibit 99.1

Universal Logistics Holdings Reports Fourth Quarter 2023 Financial Results; Declares Dividend

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Fourth Quarter 2023 Operating Revenues: $390.9 million, 14.8% decrease
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Fourth Quarter 2023 Operating Income: $34.1 million, 29.2% decrease
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Fourth Quarter 2023 Earnings Per Share: $0.81 per share, 36.2% decrease
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Declares Quarterly Dividend: $0.105 per share

Warren, MI – February 15, 2024 — Universal Logistics Holdings, Inc. (NASDAQ: ULH) today reported consolidated fourth quarter 2023 net income of $21.4 million, or $0.81 per basic and diluted share, on total operating revenues of $390.9 million. This compares to net income of $33.4 million, or $1.27 per basic and diluted share, during fourth quarter 2022 on total operating revenues of $458.7 million. For the full year 2023, Universal reported $3.53 per basic and diluted share, on total operating revenues of $1.66 billion. This compares to Universal's record 2022 performance of $6.37 per basic and diluted share, on total operating revenues of $2.02 billion for the full year.

In the fourth quarter 2023, Universal’s operating income decreased $14.1 million to $34.1 million, compared to $48.2 million in the fourth quarter one year earlier. As a percentage of operating revenue, operating margin for the fourth quarter 2023 was 8.7%, compared to 10.5% during the same period last year. EBITDA, a non-GAAP measure, decreased $13.2 million during the fourth quarter 2023 to $54.8 million, compared to $68.0 million one year earlier. As a percentage of operating revenue, EBITDA margin for the fourth quarter 2023 was 14.0%, compared to 14.8% during the same period last year.

“As we close out 2023, I am exceptionally grateful for the talented group of individuals who led us through a turbulent year in the transportation and logistics space,” stated Universal’s CEO Tim Phillips. “Navigating a difficult freight environment and in the face of prolonged labor strikes at some of our largest customers, Universal still reported its second best full-year financial results in company history. Our contract logistics segment led the way producing exceptional returns during each quarter of 2023. And although underperforming compared to our expectations, I am encouraged to see sequential improvement in both our intermodal and company-managed brokerage segments in the fourth quarter 2023.”

“We have some work to do in 2024,” Phillips continued, “but I am confident in our team and our business model. We have a robust pipeline in our contract logistics segment, and the outlook for North American automotive and Class 8 production remains strong. While we await some relief in overall freight conditions and look for opportunities to improve operational efficiencies, I anticipate the continued strong demand in our contract logistics segment positions us well for a solid 2024.”

Segment Information:

Contract Logistics

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Fourth Quarter 2023 Operating Revenues: $201.3 million, 2.0% decrease
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Fourth Quarter 2023 Operating Income: $32.1 million, 15.9% operating margin

In the contract logistics segment, which includes our value-added and dedicated services, fourth quarter 2023 operating revenues decreased 2.0% to $201.3 million, compared to $205.5 million for the same period last year. At the end of the fourth quarter 2023, we managed 71 value-added programs compared to 63 at the end of the fourth quarter 2022. Included in contract logistics segment revenues were $8.9 million in separately identified fuel surcharges from dedicated transportation services, compared to $10.6 million during the same period last year. Fourth quarter 2023 income from operations increased $2.0 million to $32.1 million, compared to $30.1 million during the same period last year. As a percentage of revenue, operating margin in the contract logistics segment for the fourth quarter 2023 was 15.9%, compared to 14.7% during the same period last year.

Intermodal

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Fourth Quarter 2023 Operating Revenues: $85.4 million, 30.6% decrease
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Fourth Quarter 2023 Operating (Loss): $(0.9) million, (1.1)% operating margin

Operating revenues in the intermodal segment decreased 30.6% to $85.4 million in the fourth quarter 2023, compared to $123.1 million for the same period last year. Included in intermodal segment revenues for the recently completed quarter were $13.0 million in separately identified fuel surcharges, compared to $22.4 million during the same period last year. Intermodal segment revenues also include other accessorial charges such as detention, demurrage and storage which totaled $8.7 million during the fourth quarter 2023, compared to $22.5 million one year earlier. Load volumes increased 1.8%, however, the average operating revenue per load, excluding fuel surcharges, decreased 19.9% on a year-over-year basis. Fourth quarter 2023 operating losses in the intermodal segment were $(0.9) million which compares to $11.1 million of operating income during the same period last year. As a percentage of revenue, operating margin in the intermodal segment for the fourth quarter 2023 was (1.1)%, compared to 9.0% one year earlier.

Trucking

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Fourth Quarter 2023 Operating Revenues: $75.2 million, 15.5% decrease
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Fourth Quarter 2023 Operating Income: $2.5 million, 3.3% operating margin

In the trucking segment, fourth quarter 2023 operating revenues decreased 15.5% to $75.2 million, compared to $89.0 million for the same period last year. Fourth quarter 2023 trucking segment revenues included $30.0 million of brokerage services, compared to $36.5 million during the same period last year. Also included in our trucking segment revenues were $5.6 million in separately identified fuel surcharges during the fourth quarter 2023, compared to $8.1 million in fuel surcharges one year earlier. On a year-over-year basis, load volumes declined 3.9% and the average operating revenue per load, excluding fuel surcharges, decreased an additional 8.6%. Income from operations in the fourth quarter 2023 was $2.5 million compared to $5.7 million during the same period last year. As a percentage of revenue, operating margin in the trucking segment for the fourth quarter 2023 was 3.3% compared to 6.5% during the same period last year.

Company-managed Brokerage

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Fourth Quarter 2023 Operating Revenues: $28.1 million, 29.1% decrease
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Fourth Quarter 2023 Operating Income: $9 thousand, 0% operating margin

Fourth quarter 2023 operating revenues in the company-managed brokerage segment decreased 29.1% to $28.1 million compared to $39.6 million for the same period last year. Load volumes declined 14.4% in the company-managed brokerage segment and average operating revenue per load, excluding fuel surcharges, decreased 15.7% on a year-over-year basis. Income from operations in the fourth quarter 2023 was $9 thousand compared to $0.9 million during the same period last year. As a percentage of revenue, operating margin for the fourth quarter 2023 was 0% compared to 2.3% one year earlier.

Cash Dividend

Universal Logistics Holdings, Inc. also announced today that its Board of Directors has declared a cash dividend of $0.105 per share of common stock. The dividend is payable to shareholders of record at the close of business on March 4, 2024 and is expected to be paid on April 1, 2024.

Other Matters

As of December 31, 2023, Universal held cash and cash equivalents totaling $12.5 million and $10.8 million in marketable securities. Outstanding debt at the end of the fourth quarter 2023 was $386.4 million and capital expenditures totaled $48.5 million.

Universal calculates and reports selected financial metrics not only for purposes of our lending arrangements but also in an effort to isolate and exclude the impact of non-operating expenses related to our corporate development activities. These statistics are described in more detail below in the section captioned “Non-GAAP Financial Measures.”

Conference call:

We invite investors and analysts to our quarterly earnings conference call.

Quarterly Earnings Conference Call Dial-in Details:

Time:	10:00 a.m. Eastern Time
Date:	Friday, February 16, 2024
Call Toll Free:	(877) 270-2148
International Dial-in:	+1 (412) 902-6510

A replay of the conference call will be available through February 23, 2024, by calling (877) 344-7529 (toll free) or +1 (412) 317-0088 (toll) and using encore replay code 9789883. The call will also be available on investors.universallogistics.com.

Source: Universal Logistics Holdings, Inc.

For Further Information:

Steven Fitzpatrick, Investor Relations

SFitzpatrick@UniversalLogistics.com

About Universal:

Universal Logistics Holdings, Inc. (“Universal”) is a holding company that owns subsidiaries engaged in providing a variety of customized transportation and logistics solutions throughout the United States, and in Mexico, Canada and Colombia. Our operating subsidiaries provide customers with supply chain solutions that can be scaled to meet their changing demands and volumes. Universal’s consolidated subsidiaries offer customers a broad array of services across the entire supply chain, including truckload, brokerage, intermodal, dedicated, and value-added services. In this press release, the terms “us,” “we,” “our,” or the “Company” refer to Universal and its consolidated subsidiaries.

Forward Looking Statements

Some of the statements contained in this press release might be considered forward-looking statements. These statements identify prospective information. Forward-looking statements can be identified by words such as: “expect,” “anticipate,” “intend,” “plan,” “goal,” “prospect,” “seek,” “believe,” “targets,” “project,” “estimate,” “future,” “likely,” “may,” “should” and similar references to future periods. Forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. These forward-looking statements are subject to a number of factors that may cause actual results to differ materially from the expectations described. Additional information about the factors that may adversely affect these forward-looking statements is contained in Universal’s reports and filings with the Securities and Exchange Commission. Universal assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws.

UNIVERSAL LOGISTICS HOLDINGS, INC.

Unaudited Condensed Consolidated Statements of Income

(In thousands, except per share data)

	Thirteen Weeks Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Operating revenues:
Truckload services	$46,015	$54,044	$213,874	$230,696
Brokerage services	58,132	76,092	244,024	368,880
Intermodal services	85,426	123,077	374,667	591,946
Dedicated services	85,541	83,039	343,543	324,589
Value-added services	115,806	122,470	486,031	499,345
Total operating revenues	390,920	458,722	1,662,139	2,015,456

Operating expenses:
Purchased transportation and equipment rent	127,779	179,197	571,213	847,414
Direct personnel and related benefits	130,775	130,297	542,779	520,263
Operating supplies and expenses	40,643	44,554	170,994	177,440
Commission expense	7,221	8,876	31,370	40,288
Occupancy expense	11,195	10,941	44,301	41,286
General and administrative	12,872	12,542	51,839	48,924
Insurance and claims	6,368	5,825	27,163	22,749
Depreciation and amortization	19,975	18,324	77,036	76,657
Total operating expenses	356,828	410,556	1,516,695	1,775,021
Income from operations	34,092	48,166	145,444	240,435
Interest expense, net	(6,163)	(5,313)	(22,753)	(16,156)
Other non-operating income	722	1,467	1,608	1,143
Income before income taxes	28,651	44,320	124,299	225,422
Provision for income taxes	7,239	10,874	31,398	56,790
Net income	$21,412	$33,446	$92,901	$168,632

Earnings per common share:
Basic	$0.81	$1.27	$3.53	$6.37
Diluted	$0.81	$1.27	$3.53	$6.37

Weighted average number of common shares outstanding:
Basic	26,284	26,278	26,284	26,469
Diluted	26,301	26,311	26,308	26,489

Dividends declared per common share:	$0.105	$0.105	$0.420	$0.420

UNIVERSAL LOGISTICS HOLDINGS, INC.

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	December 31, 2023	December 31, 2022
Assets
Cash and cash equivalents	$12,511	$47,181
Marketable securities	10,772	10,000
Accounts receivable - net	287,947	350,720
Other current assets	49,851	51,751
Total current assets	361,081	459,652
Property and equipment - net	565,480	391,154
Other long-term assets - net	326,962	352,872
Total assets	$1,253,523	$1,203,678

Liabilities and shareholders' equity
Current liabilities, excluding current maturities of debt	$189,727	$221,598
Debt - net	381,924	378,500
Other long-term liabilities	149,674	156,650
Total liabilities	721,325	756,748
Total shareholders' equity	532,198	446,930
Total liabilities and shareholders' equity	$1,253,523	$1,203,678

UNIVERSAL LOGISTICS HOLDINGS, INC.

Unaudited Summary of Operating Data

	Thirteen Weeks Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Contract Logistics Segment:
Average number of value-added direct employees	5,582	5,121	5,521	5,079
Average number of value-added full-time equivalents	205	1,153	450	1,323
Number of active value-added programs	71	63	71	63

Intermodal Segment:
Number of loads	118,553	116,475	473,569	552,398
Average operating revenue per load, excluding fuel surcharges	$549	$685	$563	$702
Average number of tractors	1,830	2,333	2,034	2,223
Number of depots	9	9	9	9

Trucking Segment:
Number of loads	43,468	45,233	178,036	199,712
Average operating revenue per load, excluding fuel surcharges	$1,673	$1,831	$1,738	$1,807
Average number of tractors	828	898	877	899
Average length of haul	399	422	390	403

Company-Managed Brokerage Segment:
Number of loads (a)	18,805	21,979	75,110	90,432
Average operating revenue per load (a)	$1,419	$1,684	$1,496	$1,893
Average length of haul (a)	563	613	607	598

(a) Excludes operating data from freight forwarding division in order to improve the relevance of the statistical data related to our brokerage services and improve the comparability to our peer companies.

UNIVERSAL LOGISTICS HOLDINGS, INC.

Unaudited Summary of Operating Data - Continued

(Dollars in thousands)

	Thirteen Weeks Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Operating Revenues by Segment:
Contract logistics	$201,347	$205,509	$829,574	$823,934
Intermodal	85,426	123,077	374,667	591,946
Trucking	75,168	88,991	333,211	392,639
Company-managed brokerage	28,088	39,596	119,741	200,536
Other	891	1,549	4,946	6,401
Total	$390,920	$458,722	$1,662,139	$2,015,456

Income from Operations by Segment:
Contract logistics	$32,079	$30,137	$127,752	$118,437
Intermodal	(944)	11,114	1,297	83,640
Trucking	2,488	5,743	17,258	27,564
Company-managed brokerage	9	897	(2,221)	9,993
Other	460	275	1,358	801
Total	$34,092	$48,166	$145,444	$240,435

Non-GAAP Financial Measures

In addition to providing consolidated financial statements based on generally accepted accounting principles in the United States of America (GAAP), we are providing additional financial measures that are not required by or prepared in accordance with GAAP (non-GAAP). We present EBITDA and EBITDA margin, each a non-GAAP measure, as supplemental measures of our performance. We define EBITDA as net income plus (i) interest expense, net, (ii) income taxes, (iii) depreciation, and (iv) amortization. We define EBITDA margin as EBITDA as a percentage of total operating revenues. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis.

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, we are presenting the most directly comparable GAAP financial measure and reconciling the non-GAAP financial measure to the comparable GAAP measure. Set forth below is a reconciliation of net income, the most comparable GAAP measure, to EBITDA for each of the periods indicated:

	Thirteen Weeks Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
	( in thousands)		( in thousands)
EBITDA
Net income	$21,412	$33,446	$92,901	$168,632
Income tax expense	7,239	10,874	31,398	56,790
Interest expense, net	6,163	5,313	22,753	16,156
Depreciation	16,844	14,617	64,365	62,275
Amortization	3,131	3,707	12,671	14,382
EBITDA	$54,789	$67,957	$224,088	$318,235

EBITDA margin (a)	14.0%	14.8%	13.5%	15.8%

(a) EBITDA margin is computed by dividing EBITDA by total operating revenues for each of the periods indicated.

We present EBITDA and EBITDA margin because we believe they assist investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance.

EBITDA has limitations as an analytical tool. Some of these limitations are:

• EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

• EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

• EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debts;

• Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

• Other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA and EBITDA margin should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and only supplementally on EBITDA and EBITDA margin.